Exhibit 10.2

May 28, 2020

Party City Holdco Inc.

Party City Holdings Inc.

80 Grasslands Road

Elmsford, NY 10523

Attention: Todd Vogensen

PARTY CITY HOLDCO INC.

PARTY CITY HOLDINGS INC.

Private Placement Commitment Agreement

Ladies and Gentlemen:

You have advised us that Party City Holdco Inc., a Delaware corporation (“Holdco”), Party City Holdings Inc., a Delaware corporation (“Holdings”), Party City Corporation, a Delaware corporation, certain guarantors of the Senior Notes (as defined below) (collectively, the “Company,” or “Party City”) and certain holders of: (i) Holdings’ outstanding 6.125% Senior Notes due 2023 (the “2023 Notes”) and (ii) Holdings’ outstanding 6.625% Senior Notes due 2026 (the “2026 Notes” and, together with the 2023 Notes, the “Senior Notes”) are contemplating entering into a transaction support agreement (together with any schedules or exhibits thereto, the “Transaction Support Agreement”), to be dated on or about the date hereof, the form of which is attached hereto as Exhibit A, with respect to (i) the Exchange Offer, (ii) the Consent Solicitation and (iii) the issuance of (A) $50.0 million in aggregate principal amount of New Money First Lien Issuer Notes in the Rights Offering and/or to the Backstop Parties and (B) a private placement (the “Private Placement”) of $50.0 million in aggregate principal amount of New Money First Lien Issuer Notes to certain purchasers, including the Private Placement Party (as defined below) ((A) and (B), together the “New Money First Lien Issuer Notes Financing” and, collectively with the transactions in (i) and (ii), the “Transactions”). This agreement is referred to herein as the “Private Placement Commitment Agreement.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Transaction Support Agreement and the transaction term sheet attached to the Transaction Support Agreement.

1.     Commitment

In connection with the New Money First Lien Issuer Notes Financing, certain funds and accounts managed, advised or sub-advised by Barings LLC (collectively referred to herein as, the “Private Placement Party”), as set forth on Schedule I, are pleased to advise you of their commitment to purchase (or cause to be purchased by certain other funds or advisory accounts managed, advised or sub-advised by Barings LLC (any such funds or accounts who so purchase, the “Barings Related Funds”)) $40.0 million in aggregate principal amount of New Money First Lien Issuer Notes, on the Settlement Date and in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and as part of the consummation of the Transactions pursuant to the terms and subject to the conditions set forth herein and in the Transaction Support Agreement. The commitment by the Private Placement Party is herein referred to as the “Commitment.”

The Private Placement Party shall confirm in writing the availability of funds to cover its Commitment no later than the third (3rd) business day prior to the Settlement Date.

2.     Conditions

The Commitment is subject to, in each case on terms consistent with those set forth in the Transaction Support Agreement, (i) entry into Intra-Company Agreements, as further contemplated in the Transaction Support Agreement, in form and substance reasonably acceptable to the Private Placement Party, (ii) entry into Definitive Documents with respect to the New Money First Lien Issuer Notes (including, without limitation, (A) any call protection; (B) covenants, including, without limitation, an agreement that the Issuer will maintain a minimum liquidity of $1.0 million at all times; (C) collateral, perfection and priority of liens (it being understood that to the extent any collateral (other than collateral on which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) is not or cannot be provided or perfected on the Settlement Date after your use of your commercially reasonable efforts to do so, the provision or perfection of such collateral will not constitute a condition precedent (but will constitute a condition subsequent) to, and will not affect, the purchase of New Money First Lien Issuer Notes pursuant to the Commitment); and (D) solely the Specified Representations (as defined below) being true and correct in all material respects on the Settlement Date), satisfactory in form and substance to the Private Placement Party and you, (iii) the amendment and modification of documents governing the Senior Notes to permit and facilitate the consummation of the purchase of New Money First Lien Issuer Notes pursuant to the Commitment in form and substance reasonably acceptable to the Private Placement Party and you (the foregoing clauses (i)-(iii), collectively, the “Transaction Documentation”), and (iv) the Exchange Offer (including, without limitation, the Minimum Tender Condition) and the Consent Solicitation being consummated substantially concurrently with the purchase of New Money First Lien Issuer Notes pursuant to the Commitment.

The obligations of the Private Placement Party hereunder are subject solely to the conditions set forth in the first paragraph of this Section 2.

For purposes hereof, “Specified Representations” means the representations and warranties of the Company as set forth in the applicable Definitive Documents relating to organizational existence of the Company; organizational power and authority (only as to due execution, delivery and performance of the applicable Definitive Documents); the due authorization, execution, delivery and enforceability against the Company of the applicable Definitive Documents; no conflicts of the applicable Definitive Documents with charter documents; solvency of the Issuer (prior to and after giving effect to the Transactions); subject to the provisions of the first paragraph of this Section 2, creation, validity and perfection of the liens in the collateral (subject to permitted liens to be mutually agreed); the Investment Company Act; and the use of proceeds not violating OFAC or the FCPA.

3.     Consideration

It is agreed that as consideration for entering into this Private Placement Commitment Agreement and the purchase by the Private Placement Party of $40.0 million in aggregate principal amount of New Money First Lien Issuer Notes hereunder, the Private Placement Party (or any Barings Related Funds, if applicable) shall be issued as a nonrefundable aggregate premium an additional $4.0 million in aggregate principal amount of New Money First Lien Issuer Notes (the “Consideration Notes”). The Consideration Notes shall be issued to the Private Placement Party concurrently with the issuance of the New Money First Lien Issuer Notes purchased by the Private Placement Party hereunder.

The Private Placement Party agrees that no consideration other than the Consideration Notes will be paid in connection with the Commitment. Any additional consideration beyond the Consideration Notes provided by the Company to any other party participating in the Private Placement (and relating directly to such party’s participation in the Private Placement) shall also be offered on identical terms to the Private Placement Party.

4.     Assignment

At any time prior to the earlier of the Settlement Date or the termination of this Private Placement Commitment Agreement, this Private Placement Commitment Agreement shall not be assignable by any party without the prior written consent of each other party to this Private Placement Commitment Agreement (and any purported assignment without such consent shall be null and void).

5.     Termination

The Private Placement Party may terminate this Private Placement Commitment Agreement and thereby be relieved of any and all obligations hereunder, upon three (3) business days’ prior written notice thereof to each of the other parties hereto, upon the occurrence of (and solely upon the occurrence of) (any material modification or amendment of the Transaction Support Agreement (including the term sheets and exhibits attached thereto) to which the Private Placement Party has not consented. This Private Placement Commitment Agreement will automatically terminate (i) upon the termination of the Transaction Support Agreement, (ii) if the Exchange Offer and Consent Solicitation have not been commenced on or before June 29, 2020, unless each party hereto agrees in writing to an extension, (iii) upon the consummation of the Transactions and (iv) if the Transactions have not been consummated on or before August 3, 2020, unless each party hereto agrees in writing to an extension. Notwithstanding anything to the contrary herein, the provisions of Section 6 and Section 7 hereof shall survive the termination of this Agreement.

This Private Placement Commitment Agreement may be terminated at any time by mutual written consent of the Company and the Private Placement Party.

6.     Notice

All notices (including, without limitation, any notice of termination as provided for herein) and other communications from any party hereto given or made pursuant to this Private Placement Commitment Agreement shall be in writing and shall be deemed to have been duly given upon the earliest of the following: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during the normal business hours of the recipient, and if not so confirmed, on the next business day, (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, and (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a)    If to the Company:

Party City Holdco Inc.

80 Grasslands Road

Elmsford, New York 10523

Attn:             Todd Vogensen

Email:           tvogensen@partycity.com

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention:     James Eric Ivester

                     Shana Elberg

                     Sarah Ward

                     Andrea Nicolas

Email:          Eric.Ivester@Skadden.com

                      Shana.Elberg@Skadden.com

                      Sarah.Ward@Skadden.com

                      Andrea.Nicolas@Skadden.com

(b)    If to Barings:

c/o Barings LLC

300 South Tryon Street, Suite 2500

Charlotte, NC 28202

Attention:     Bryan High

                     Jon Bock

                     Jonathan Landsberg

                     Steve Johnson

Email:          bryan.high@barings.com

                      jon.bock@barings.com

                      jonathan.landsberg@barings.com

                      steve.johnson@barings.com

7.     Miscellaneous

The Company agrees to pay all reasonable and documented out-of-pocket expenses incurred by each Private Placement Party in connection with the negotiation, documentation and consummation of the Transaction (including, without limitation, any fees, charges and disbursements of legal counsel).

The Company agrees to indemnify and hold harmless the Private Placement Party, any Barings Related Fund and its and their affiliates and controlling persons and the respective directors, officers, employees, partners, advisors, agents and other representatives of each of the foregoing and their respective successors (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses (but excluding lost profits and opportunity costs), joint or several, to which any such indemnified person may become subject arising out of or in connection with this Private Placement Commitment Agreement, the Transaction Documentation, the Transactions or the purchase of the New Money Issuer First Lien Issuer Notes (and, for the avoidance of doubt, not arising out of or in connection with the Transactions generally) or any claim, litigation, investigation or proceeding (a “Proceeding”) relating to any of the foregoing, regardless of whether or not any Indemnified Person is a party thereto, or whether or not such Proceedings are brought by the Company or its equity holders, affiliates, creditors (including, without limitation, any holder of the Senior Notes) or any other person, and to reimburse each Indemnified Person within thirty (30) days of written demand (together with reasonable backup documentation supporting such reimbursement request) for any reasonable and documented out-of-pocket expenses (including legal expenses of one counsel and, if reasonably necessary, of one additional local counsel in any material relevant jurisdiction) incurred in connection with investigating or defending any of the foregoing; provided, the foregoing indemnity will not, as to any Indemnified Person, apply (i) to losses, claims, damages, liabilities or related expenses to the extent they arise from the willful misconduct, bad faith, gross negligence or intentional material breach of this Private Placement Commitment Agreement by such Indemnified Person (or its affiliates and controlling persons and the respective directors, officers, employees, partners, advisors, agents and other representatives of each of the foregoing) as determined in a final, non-appealable judgment of a court of competent jurisdiction, and (ii) any disputes not arising out of or relating to the Transactions or any act or omission of the Company or any of its affiliates.

In no event will the Company or any of its affiliates and controlling persons and the respective directors, officers, employees, partners, advisors, agents and other representatives of each of the foregoing and their respective successors be liable on any theory of liability for indirect, special, or consequential damages, lost profits or punitive damages in connection with this Private Placement Commitment Agreement or the purchase of the New Money Issuer First Lien Issuer Notes.

The Company shall not be liable for any settlement of any proceeding (or expenses relating thereto) effected without the Company’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the Company’s written consent, or if there is a final judgment against an Indemnified Person in any such proceeding, the Company agrees to indemnify and hold harmless such Indemnified Person to the extent and in the manner set forth above.

Notwithstanding anything to the contrary contained herein, upon the execution of the Definitive Documents, (i) the relevant provisions of such Definitive Documents shall supersede the provisions of this Section 7 and (ii) the Company shall be released from the provisions of this Section 7 and shall have no further liability or obligation pursuant to the provisions of this Section 7 to reimburse an Indemnified Person for losses, claims, damages, liabilities or related expenses or any such indemnified obligations pursuant to the provisions in this Section 7.

This Private Placement Commitment Agreement is intended solely for the benefit of the parties hereto, and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and is not intended to create a fiduciary relationship among the parties hereto; provided, however, that notwithstanding the foregoing, the Company acknowledges and agrees that any Barings Related Funds that ultimately participate in the Private Placement shall have the same rights, benefits and obligations hereunder as the Private Placement Party, including, without limitation, the indemnification and reimbursement rights set forth in this Section 7.

This Private Placement Commitment Agreement may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. This Private Placement Commitment Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Private Placement Commitment Agreement by facsimile transmission or other electronic transmission (e.g., a “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart hereof.

Each of the parties hereto agrees that this Private Placement Commitment Agreement is a binding and enforceable agreement (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law)) with respect to the subject matter contained herein.

THIS PRIVATE PLACEMENT COMMITMENT AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS PRIVATE PLACEMENT COMMITMENT AGREEMENT OR THE PERFORMANCE OF COMMITMENTS HEREUNDER.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Private Placement Commitment Agreement or the transactions contemplated hereby, and agrees that, to the extent permitted by law, all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Private Placement Commitment Agreement or the transactions contemplated hereby, in any such New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees to commence any such action, suit, proceeding or claim either in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York, New York County, in each case, located in the Borough of Manhattan.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Private Placement Commitment Agreement by returning to the Private Placement Party executed counterparts hereof not later than 11:59 p.m., New York City time, on May 29, 2020. This offer will automatically expire at such time if we have not received such executed counterparts in accordance with the preceding sentence.

[Remainder of this page intentionally left blank]

Accepted and Agreed to by:

Certain funds and accounts managed or advised

by Barings LLC

By:	/s/ Bryan High
Name:	Bryan High
Title:	Managing Director

By:	/s/ Jon Bock
Name:	Jon Bock
Title:	Managing Director

PARTY CITY HOLDCO INC.

PARTY CITY HOLDINGS INC.

PARTY CITY CORPORATION

AMSCAN INC.

ANAGRAM INTERNATIONAL INC.

ANAGRAM INTERNATIONAL HOLDINGS, INC.

PARTY HORIZON INC.

TRISAR, INC.

PC INTERMEDIATE HOLDINGS INC.

By:	/s/ Todd Vogensen
Name:	Todd Vogensen
Title:	Chief Financial Officer

AM-SOURCE, LLC

AMSCAN NM LAND, LLC

AMSCAN PURPLE SAGE, LLC

ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC.

By:	/s/ Todd Vogensen
Name:	Todd Vogensen
Title:	Authorized Officer

[Signature Page to Private Placement Commitment Agreement]

Schedule I

Exhibit A